SUB-ITEM 77H




As of May 31, 2010, the following entity now owns 25% or more of the Fund's voting securities:

--------------------------------------------------------------------------
------------------------- --------------------------
PERSON/ENTITY
FUND                      PERCENTAGE
--------------------------------------------------------------------------
------------------------- --------------------------
--------------------------------------------------------------------------
------------------------- --------------------------
Xerox Corp Trust Retirement Plan
FGF                       38.50%
--------------------------------------------------------------------------
------------------------- --------------------------